MORRISON HEALTH CARE, INC.

EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Amounts in thousands, except per share data)

                                                  Three Months Ended
                                            --------------------------------
                                            November 30,      November 30,
                                                 1997              1996
                                            --------------------------------
Primary
-------
Weighted Average shares outstanding.........   11,965            11,784

Net effect of dilutive stock
options-based on the treasury
stock method using average
market price................................      196                47
                                            --------------------------------
Total.......................................   12,161            11,831
                                            ================================
Net income..................................   $3,046            $2,726
                                            ================================
Per share amount............................   $ 0.25            $ 0.23
                                            ================================

Fully Diluted
-------------
Weighted Average shares outstanding.........   11,965            11,784

Net effect of dilutive stock
options-based on the treasury
stock method using the higher
of period-end or average
market price................................      258                80
                                            --------------------------------
Total.......................................   12,223            11,864
                                            ================================
Net income..................................   $3,046            $2,726
                                            ================================
Per share amount............................   $ 0.25            $ 0.23
                                            ================================


                                                    Six Months Ended
                                            --------------------------------
                                            November 30,      November 30,
                                                 1997              1996
                                            --------------------------------
Primary
-------
Weighted Average shares outstanding.........   11,904            11,783

Net effect of dilutive stock
options-based on the treasury
stock method using average
market price................................      191                51
                                            --------------------------------
Total.......................................   12,095            11,834
                                            ================================
Net income..................................   $5,874            $5,422
                                            ================================
Per share amount............................   $ 0.49            $ 0.46
                                            ================================
Fully Diluted
-------------
Weighted Average shares outstanding.........   11,904            11,783

Net effect of dilutive stock
options-based on the treasury
stock method using the higher
of period-end or average
market price................................      253                68
                                            --------------------------------
Total.......................................   12,157            11,851
                                            ================================
Net income..................................   $5,874            $5,422
                                            ================================
Per share amount............................   $ 0.48            $ 0.46
                                            ================================